PROPOSED RESOLUTIONS FOR ADOPTION BY THE BOARD OF DIRECTORS OF T. ROWE PRICE GROUP,INC. June 20, 2018 Restatement of Ch aster WHEREAS, the Board of Directors (the "Board") of T. Rowe Price Group, Inc., a Maryland corporation (the "Corporation"), deems it advisable and in the best interest of the Corporation to restate the Corporation's charter to read. as set forth in the form of the Articles of Restatement (the "Articles of Restatement") previously presented to the Board in accordance with Section 2-648 of the Maryland General Corporation Law (the "MGCL"). NOW, THEREFORE, BE IT RESOLVED, that the Articles of Restatement be, and. they hereby are, authorized, adopted and approved in accordance with Section 2-608 of the MGCL; and be it RESOLVED FURTHER, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to execute the Articles of Restatement and to take all action necessary for the proper filing thereof with the State Department of Assessments and Taxation of Maryland, and to take such other action and. execute such other documents as may be necessary for, or incidental to, the implementation and consummation of the restatement; and be It RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to take any and all actions and to execute, deliver and perform, on behalf of the Corporation, any and all further agreements, instruments, documents and legally required filings as the officer or officers so acting shall determine to be necessary or appropriate to consummate the actions contemplated by the foregoing resolutions, the taking of any such action to be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby; and be it RESOLVED FURTHER, that any and all actions taken on behalf of the Corporation by any of the directors or offcers of the Corporation, or by any of its agents or representatives, in connection with the foregoing resolutions, and all other agreements, documents, and certificates expressly or implicitly contemplated thereby and the actions evidenced. thereby and. the foregoing resolutions, are hereby declared advisable, ratified, confirmed and adopted. ~ ~ ~ EAST1154728893. 2 EAST\154728893v.2

T. ROWE PRICE GROUP,INC. ARTICLES OF RESTATEMENT T. ROWS PRICE GR(JUP, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland.(which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland. that: FIRST: The Corporation desires to restate its charter as currently in effect. SECOND: The charter of the Corporation is hereby restated in its entirety to read as follows: FIRST: Robye Shaw Margolius, whose address was 6225 Smith Avenue, Baltimore, Maryland 21209, being at least eighteen years of age, formed the Corporation under the General Laws of the State of Maryland on February 4, 2000, by filing Articles of Incorporation with the Maryland State Department of Assessments and Taxation. SECOND: The name of the corporation (which is hereinafter called the "Corporation") is: T. Rowe Price Group, Inc. THIRD: The purposes for which and any of which the Corporation is formed and the business and. objects to be carried on and promoted by it are: To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation. The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland. FOURTH: The present address of the principal office of the Corporation is 100 East Pratt Street, Baltimore, Maryland 21202. FIFTH: The name and address of the resident agent of the Corporation in this State are The Corporation Trust Incorporated, 2405 York Road, Suite 2~ 1, Lutherville Timonium, MD 21093-2264. Said resident agent is a Maryland corporation. EAST1154688054.4 EAST\154688054v.3

SIXTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 770,000,000 shares of capital stock (par value $.20 per share) amounting in aggregate par value to $154,000,004, of which 750,000,000 shares (par value $.20 per share) amounting in aggregate par value to $150,000,000 are classified as "Common Stock" and 20,000,000 shares (par value $.20 per share) amounting in aggregate par value to $4,000,000 are classified as "Preferred Stock." (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock and the Preferred. Stock of the Corporation: COMMON STOCK (1) The Common Stock shall not be subject to classification or reclassification by the Board. of Directors, and shall have the rights and terms hereinafter specified, subject to the terms of any other stock provided in the charter pursuant to classification or reclassification by the Board of Directors or otherwise in accordance with law. (2) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any Preferred. Stock, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. (3) Subject to the provisions of law and any preferences of any Preferred Stock, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable. (4) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and. the amount to which the holders of any Preferred. Stock shall be entitled., to share ratably in the remaining net assets of the Corporation. PREFERRED STUCK (5) The Board of Directors shall have authority to classify and reclassify any unissued shares of Preferred Stock by fixing or altering in any one or more respects from time to time before issuance the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock; provided, that the Board of Directors shall not classify or reclassify any of such shares into shares of the Common Stock, or into any class or series of stock (i) which is not prior to the Common Stock either as to dividends or upon liquidation and (ii) which is not limited in some respect either as to dividends or upon liquidation. Subject to the foregoing, the power of the Board of Directors to classify and. reclassify any of the shares of Preferred Stock shall include, without limitation, subject to EAST1154688054.4 the provisions of the charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred. stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or• snore series of such class, by determining, fixing, or altering one or more of the following: (a) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited. by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized. capital stock and be subject to classification and reclassification as provided in this Section. (b) Whether or not and., if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of.Preferred. Stock, and. the status of any such dividends as cumulative, cumulative to a limited extent or non- cumulative and as participating or non-participating. (c) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights. (d) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine. (e) Whether or not shares of such class or series shall be subject to redemption and., if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof. (~ The rights of the holders of shares of such. class or series upon the 1 iquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, EAST1154688054.4 if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock. (g) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the ac9uisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and. conditions thereof. (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the charter of the Corporation. (6) For the purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of Preferred Stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document}, any class or series of stock of the Corporation shall be deemed to rank: (a) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series; (b) on a :parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock sha11 be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or 1 i~u idation prices, without preference or priority over the holders of such other class or series; and (c) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be. SEVENTH: The number of directors of the Corporation shall be 12, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force. The names of the current directors who will. serve until the next annual meeting of stockholders of the Corporation and until their successors are elected and qualify are as follows: EAST1154688054.4

Mark S. Bart1 ett Edward C. Bernard Mary K. Bush H. Lawrence Culp, Jr. Dr. Freeman A. Hrabowski, II_I Robert F. MacLellan Brian C. Rogers Olympia J. Snowe William J. Stromberg Richard R. Verma Sandra S. W ij nberg Alan D. Wilson EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and. stockholders: (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders. (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and. at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series, or types of stock or other securities at the time outstanding. (3) The Board of Directors shall have power from time to time and in its sole discretion to determine in accordance with sound accounting practice, what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to ~x and vary from dine to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as EAS1~1154688054.4 otherwise provided by statute or by the By-Laws, and, except as so provided, no stockholder shall have any right to inspect any book, account, or document of the Corporation unless authorized so to do by resolution of the Board of Directors. (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled. to vote thereon. (5) The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws;(b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board. of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law. (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal. (7) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification, or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon. by a vote at a meeting or in writing with or without a meeting. The enumeration and. definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force. NINTH: The duration of the Corporation shall be perpetual. THIRD: The provisions set forth in the Articles of Restatement are all the provisions of the charter currently in effect. EAST~154688054.4

FOURTH: The restatement of the charter has been approved by a majority of the entire .Board of.Directors of the Corporation. FIFTH: The charter is not amended by the Articles of Restatement. SIXTH: The current address of the :principal office of the Corporation is as set forth in Article Fourth of Article Second of these Articles of Restatement. SEVENTH: The name and address of the Corporation's current resident agent is as set forth in Article -Fifth of Article Second of these Articles of Restatement. EIGHTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article Seventh of Article Second of these Articles of Restatement. NINTH: The undersigned acknowledges these Articles of Restatement to be the act and deed of the Corporation, and further, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the -best of her or his knowledge, information and belief, these matters and facts relating to the Corporation are true in all material respects and that this statement is made under the penalties for perjury. REMAINDER OF PAGE INTENTIONALLY LEFT BLANK EAST 154688054.4